SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material under Rule 14a-12


                              Photon Dynamics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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|X|   No fee required.
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            ____________________________________________________________________

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            ____________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
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      paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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



                              PHOTON DYNAMICS, INC.
                             6325 San Ignacio Avenue
                           San Jose, California 95119

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON January 21, 2002

TO THE SHAREHOLDERS OF PHOTON DYNAMICS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PHOTON DYNAMICS, Inc., a California corporation (the "Company"), will be held on Monday, January 21, 2002 at 10:00 a.m. local time at the offices of the Company at 17 Great Oaks Blvd., San Jose, California for the following purposes:

      (1) To elect directors to serve for the ensuing year and until their successors are elected.

      (2) To approve the Company's 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 400,000 shares.

      (3) To approve the Company's 1995 Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares.

      (4) To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 30,000,000 shares.

      (5) To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending September 30, 2002.

      (6) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on November 26, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors



                                        /s/ Richard L. Dissly


                                        RICHARD L. DISSLY
                                        Secretary and Chief Financial Officer


San Jose, California
December 13, 2001


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      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                              PHOTON DYNAMICS, INC.
                             6325 San Ignacio Avenue
                           San Jose, California 95119

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                January 21, 2002

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Photon Dynamics, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on January 21, 2002, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company at 17 Great Oaks Blvd., San Jose, California. The Company intends to mail this Proxy Statement and accompanying Proxy Card on or about December 13, 2001 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, trustees and custodians holding in their names shares of common stock of the Company (the "Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, Corporate Investor Communications, Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but Corporate Investor Communications, Inc. will be paid its customary fee, estimated to be about $5,000, if it renders solicitation services.

      In December 2000, the Company acquired Image Processing Systems Inc. ("IPS"). Pursuant to the acquisition of IPS the shareholders of IPS were issued shares of exchangeable preferred stock of IPS that are exchangeable at any time into shares of Common Stock of the Company (the "IPS Exchangeable Stock"). A trustee was issued, for the benefit of the holders of IPS Exchangeable Stock, one share of Series A1 Preferred Stock of the Company (the "Special Voting Share"). With respect to all meetings of shareholders of the Company at which the holders of the Company's Common Stock are entitled to vote, the Special Voting Share has the right to vote together with the Common Stock, and the holder of the Special Voting Share is entitled to the number of votes equal to the number of shares of IPS Exchangeable Stock outstanding as of the record date for determining shareholders entitled to vote at such meeting. Each such holder of IPS Exchangeable Stock is entitled to instruct the trustee to exercise one of the votes attached to the Special Voting Share for each share of IPS Exchangeable Stock held by such holder. Because all holders of IPS Exchangeable Stock are entitled to one vote for each share of IPS Exchangeable Stock held, and in order to make this Proxy Statement easier to read, each of the shares of IPS Exchangeable Stock is treated in this Proxy Statement as a share of Common Stock outstanding, the trustee holding the Special Voting Share is treated as a holder of record of these shares of Common Stock treated as outstanding, and all references to beneficial owners of Common Stock also refer to holders of outstanding shares of IPS Exchangeable Stock.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Common Stock at the close of business on November 26, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on November 26, 2001 the Company had outstanding and entitled to vote 13,932,261 shares of Common Stock (including 148,329 shares represented by shares of IPS Exchangeable Stock).


                                       1.

      Each holder of record of Common Stock on such date will be entitled to one vote for each share of Common Stock held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each shareholder will be entitled to six votes for each share of Common Stock held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but except for Proposal 4 are not counted for any purpose in determining whether a matter is approved. With respect to Proposal 4, abstentions and broker non-votes will have the same effect as negative votes.

VOTING VIA THE INTERNET OR BY TELEPHONE

      Shareholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The telephone and Internet voting procedures below are designed to authenticate shareholders' identities, to allow shareholders to grant a proxy to vote their shares and to confirm that shareholders' instructions have been recorded properly. Shareholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

For Shares Registered in Your Name

      Shareholders of record may go to http://www.eproxyvote.com/phtn to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any shareholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1 (877) 779-8683 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time on Sunday, January 20, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6325 San Ignacio Avenue, San Jose, California 95119, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


                                       2.

SHAREHOLDER PROPOSALS

      The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's next annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is August 15, 2002. Unless a shareholder who wishes to bring a matter before the shareholders at the Company's next annual meeting of shareholders notifies the Company of such matter prior to October 29, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.


                                       3.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      There are six nominees for the six board of director positions presently authorized by the Company's board of directors (the "Board") and the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, with all six directors having been elected by the shareholders.

      The six candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

      The names of the nominees and certain information about them are set forth below:

                                              POSITION HELD WITH THE COMPANY/
                NAME                AGE            PRINCIPAL OCCUPATION
---------------------------------   ----   -------------------------------------
Mr. Vincent F. Sollitto..........    53    Chief Executive Officer and President
                                           of Photon Dynamics, Inc.

Mr. E. Floyd Kvamme..............    63    Chairman of the Board of Photon
                                           Dynamics and General Partner of
                                           Kleiner Perkins Caufield & Byers

Mr. Barry L. Cox.................    59    Consultant

Mr. Michael J. Kim...............    56    Consultant

Dr. Malcolm J. Thompson..........    56    Technical Advisory Board Member of
                                           Novalux, Inc.

Mr. Richard P. Beck..............    68    Chief Financial Officer of Advanced
                                           Energy Industries, Inc.

VINCENT F. SOLLITTO became Chief Executive Officer in June 1996 and became a member of our board of directors in July 1996. From August 1993 to 1996, he was the General Manager of Business Unit Operations for Fujitsu Microelectronics Inc., a semiconductor and electronics company. From April 1991 to August 1993, he was the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Prior to joining Supercomputer Systems, Incorporated, Mr. Sollitto spent twenty-one years in various management positions at International Business Machines Corporation, an information technology service company, including Director of Technology and Process. Mr. Sollitto serves as a director of Irvine Sensors Corp., a compact packages technology company, Applied Films Corporation,


                                       4.

a thin film deposition equipment company and Ultratech Stepper, Inc., a photolithography equipment company. Mr. Sollitto holds a B.S. degree in Electrical Engineering from Tufts College.

E. FLOYD KVAMME became a member of our board of directors in 1986. Since 1984, he has been a general partner of Kleiner Perkins Caufield & Byers, a venture capital company. Mr. Kvamme also serves on the boards of directors of Harmonic, Inc., a digital and fiber optic provider, Brio Technology, Inc., a software company, National Semiconductor Corporation, a semiconductor company, Power Integrations, Inc., an analog integrated circuits developer and several privately held companies. Mr. Kvamme received a B.S. degree in Electrical Engineering from the University of California, Berkeley and an M.S. degree in Engineering from Syracuse University.

BARRY L. COX became a member of our board of directors in 1990. Since January 2001 Mr. Cox has been a consultant for privately funded high technology companies. From July 1998 until August 2000, he was the Chairman of the Board of Quantum Effect Devices Inc. which was acquired by PMC-Sierra, Inc., a semiconductor networking company in August 2000. From January 1996 to July 1998, he was a consultant for various companies. From 1992 to 1993, he was the President, Chief Operating Officer and a director of Weitek Corporation, and from 1993 to 1995, served as its President and Chief Executive Officer. From 1987 to 1992, Mr. Cox served as President and Chief Executive Officer of ATEQ Corporation. Mr. Cox received a B.S. degree in Engineering from the U.S. Air Force Academy and an M.B.A. from Boston University.

MICHAEL J. KIM has been a member of our board of directors since 1991. Since July 2001 he has been a consultant for various companies. From September 1999 through June 2001, he was the Vice President of Business Development at Philips Components, a display company. From 1993 to February 1999, he was Senior Vice President of LG Electronics, Inc., a manufacturer of flat panel displays, and served as the head of the San Jose Technology Center of LG Electronics. From 1988 to 1992, Mr. Kim was Vice President at Goldstar Technology, Inc., formerly a subsidiary of LG Electronics, a consumer electronic product manufacturing company. Mr. Kim received a B.S. degree in Electrical Engineering from the University of Illinois, Chicago and an M.S. degree in Electrical Engineering from the University of Santa Clara.

MALCOLM J. THOMPSON has been a member of our board of directors since 1992. Since November 2001 he has been a member of the Technical Advisory Board of Novalux, Inc., a laser module provider for optical networks. From 1998 through November 2001, he was President and Chief Executive Officer of Novalux, Inc. From 1996 to 1998, he was President and Chief Executive Officer of dpiX, Inc. and from 1981 to 1996, he was the Chief Technologist for Xerox PARC. He also has served as Chairman of the Board of the Unites States Display Consortium, an industry-government consortium of over 135 member companies. Dr. Thompson received a B.S. and a Ph.D. in Applied Physics from the University of Brighton, Sussex in the United Kingdom.

RICHARD P. BECK has been a member of our board of directors since September 2000. Since 1992, he has been Chief Financial Officer of Advanced Energy Industries, Inc., a power conversion and control systems company. Mr. Beck currently serves on the boards of directors of Advanced Energy Industries, Inc., Applied Films Corporation, a thin film deposition equipment company and TTM Technologies, Inc.

BOARD COMMITTEES AND MEETINGS

      During the fiscal year ended September 30, 2001 the Board held five meetings and acted by unanimous written consent ten times. The Board has an Audit Committee and a Compensation Committee.

      The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; receives and considers the independent auditors' comments as to controls; and reviews significant changes to the Company's accounting principles and practices. The Audit Committee is composed of three directors:
Messrs. Kvamme, Thompson and Beck. It met four times during such fiscal year and did not take any actions by unanimous written consent. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Appendix A.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may


                                       5.

delegate. The Compensation Committee is composed of three outside directors:
Messrs. Kvamme, Kim and Cox. It met one time during such fiscal year and did not take any actions by unanimous written consent.

      During the fiscal year ended September 30, 2001, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

      The Audit Committee of the Board in fiscal 2001 consisted of Messrs. Kvamme, Thompson and Beck. Under Rule 4200(a)(14) of the NASD listing standards, all members are independent. The Board has adopted a written charter for the Audit Committee, which is attached to this Proxy Statement as Appendix A.

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures received as required by the Independence Standards Board Standards No. 1 and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) and considered the compatibility of non-audit services with the auditors' independence.

      The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal 2001.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2002.

                                        AUDIT COMMITTEE


                                        E. FLOYD KVAMME
                                        MALCOLM J. THOMPSON
                                        RICHARD P. BECK

----------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.


                                       6.

                                   Proposal 2

                 APPROVAL OF 1995 STOCK OPTION PLAN, AS AMENDED

      In March 1995, the Board of Directors adopted, and the shareholders subsequently approved, the Company's 1995 Stock Option Plan (the "Option Plan"). As a result of a series of amendments, as of September 30, 2001, there were 2,190,943 shares of the Company's Common Stock reserved for issuance under the Option Plan. At September 30, 2001, options (net of cancelled or expired options) covering an aggregate of 2,125,328 shares had been granted under the Option Plan and only 65,615 shares (plus any shares that might in the future be returned to the Option Plan as a result of cancellations or expiration of options) remained available for future grant under the Option Plan.

      On October 23, 2001, the Board approved an amendment to the Option Plan, subject to shareholder approval, to increase the number of shares authorized for issuance under the Option Plan by 400,000 shares from 2,190,943 shares to 2,590,943 shares. This amendment is intended to afford the Company greater flexibility in granting employees with stock options and ensures that the Company can continue to grant such stock options at levels determined appropriate by the Board.

      During the last fiscal year, options were granted under the Option Plan covering shares in the amounts as follows: all current executive officers as a group 145,000 shares, all directors who are not executive officers as a group 12,500 shares, and all employees (excluding executive officers) as a group 601,965 shares.

      In January 2001, the Board of Directors adopted the Photon Dynamics, Inc. 2001 Equity Incentive Plan (the "2001 PDI Plan"). The 2001 PDI Plan provides for the grant of nonqualified stock options, restricted stock bonus awards and rights to acquire restricted stock. At September 30, 2001, stock options (net of cancelled or expired options) covering an aggregate of 257,949 shares had been granted under the 2001 PDI Plan. At that date only 174,369 shares (although shares subject to now-outstanding stock options might in the future return to the 2001 PDI Plan as a result of the cancellation or expiration of one or more stock options) remained available for future grant under the 2001 PDI Plan.

      At September 30, 2001 an aggregate of 360,032 shares were available for grant under the Option Plan, 2001 PDI Plan, CRT Plans and IPS Plan. The CRT Plans and IPS Plan were assumed in connection with the acquisition of CR Technology and Image Processing Systems Inc. If this Proposal 2 is approved, then except for shares granted under the Option Plan and 2001 PDI Plan, no further shares shall be granted under any stock option plan, and an aggregate of 239,984 shares shall be available for future grant under the Option Plan and 2001 PDI Plan.

      Shareholders are requested in this Proposal 2 to approve the Option Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Option Plan, as amended.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

The material features of the Option Plan, as amended, are outlined below:

GENERAL

      The Option Plan provides for the grant of both incentive and nonqualified stock options to employees, officers, directors, independent contractors, and consultants of the Company and its affiliates and for the grant of stock bonuses to qualified individuals.

      Incentive stock options granted under the Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonqualified stock options granted under the Option Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonqualified stock options.

PURPOSE

      The Option Plan was adopted to give the employees, officers, directors, independent contractors, and consultants to the Company and its affiliates incentive, through ownership of the Company's Common Stock, to continue in their


                                       7.

service to the Company and to help the Company compete effectively with other enterprises for the services of qualified individuals.

ADMINISTRATION

      The Board of Directors of the Company (the "Board"), or a committee (the "Committee") composed of two or more members of the Board, is authorized to administer the Option Plan. If administration is delegated to a Committee, such Committee will have, in connection with the administration of the Option Plan, the powers possessed by the Board. As used herein with respect to the Option Plan, the "Board" refers to the Committee as well as the Board itself.

      The Board has the power to construe and interpret the Option Plan and, subject to the provisions of the Option Plan, to determine the persons to whom and the dates on which options will be granted, what type of option will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, in addition to cash, that may be used to pay the purchase price upon exercise of the option, and other terms of the option.

SHARES SUBJECT TO THE OPTION PLAN

      Pursuant to the October 23, 2001 amendment, the Common Stock that may be issued pursuant to awards under the Option Plan shall not exceed in the aggregate two million five hundred ninety thousand nine hundred forty-three (2,590,943) shares of the Company's Common Stock. If any option is surrendered (except surrender for shares of Common Stock) or for any other reason ceases to be exercisable, in whole or in part, without having been exercised in full, the stock not issued under such option will revert to and again become available for issuance under the Option Plan.

ELIGIBILITY

      Incentive stock options may be granted only to employees (including officers and directors who are employees). Nonqualified stock options may be granted to employees, directors, officers, independent contractors, and consultants. All of the Company's executive officers, employees, consultants and directors of the Company are eligible to receive grants under the Option Plan. As of September 30, 2001, the Company and its subsidiaries had approximately three hundred twenty (320) executive officers and employees.

      No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10% Shareholder") unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such Common Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time during any calendar year (under all such plans of the Company and its affiliates) may not exceed one hundred thousand dollars ($100,000). In addition, no person shall be eligible to be granted options covering more than two hundred fifty thousand (250,000) shares of the Company's Common Stock in any calendar year.

TERMS OF DISCRETIONARY OPTIONS

      Term. No discretionary option is exercisable after the expiration of ten
(10) years from the date it was granted.

      Exercise Price. The exercise price of each discretionary option will not be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

      Consideration. The purchase price of stock acquired pursuant to a discretionary option is paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Committee, (i) by delivery of already owned Common Stock of the Company or by withholding Common Stock otherwise deliverable upon exercise of the discretionary option, (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock, (iii) by delivery of the optionee's promissory note with such provisions as the Committee determines appropriate, or (iv) any combination of the foregoing (including cash). If the exercise price of an option is paid by withholding Common Stock otherwise deliverable upon exercise of the option, the Committee may issue the optionee an additional option to purchase a number of shares of Common Stock equal to the number of shares withheld. This additional option shall have the same


                                       8.

terms as the option that was exercised except that its exercise price shall be the fair market value of the Common Stock on the date of grant of the additional option.

      The Committee may, in its sole discretion, authorize the surrender of all or part of an unexercised option (excluding non-discretionary options described below) and authorize a payment thereof of an amount equal to the difference between the aggregate fair market value of the Common Stock subject to such option and the aggregate option price of such Common Stock. Such payment may be made in cash, shares of Common Stock (using the fair market value on the date of surrender), or some combination thereof.

      Transferability. An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A discretionary nonqualified stock option shall be transferable to the extent permitted by the option agreement covering the option.

TERMS OF NON-DISCRETIONARY OPTIONS

      General. Each person who is elected for the first time to be a non-employee director, and who is not an affiliate of a five percent (5%) shareholder (a "Non-Employee Director"), shall automatically, upon the date of his or her initial election to be a Non-Employee Director, be granted a nonqualified stock option to purchase 20,000 shares of Common Stock (an "Initial Grant"). On the date of each annual meeting of the Company's shareholders, each Non-Employee Director who continues as such after such annual meeting shall be granted a nonqualified stock option to purchase an additional 2,500 shares of Common Stock, provided such Non-Employee Director has provided services to the Company for at least one year (a "Subsequent Grant"). Non-Employee Directors, of which there are currently five (5), are only eligible under the Option Plan to receive an Initial Grant and then Subsequent Grants.

      Term. No non-discretionary option is exercisable after the expiration of ten (10) years from the date it was granted.

      Exercise Price. The exercise price of each non-discretionary option shall be one hundred percent (100%) of the fair market value of the Common Stock on the date of grant.

      Consideration. The purchase price of stock acquired pursuant to a non-discretionary option is paid either: (a) in cash at the time the non-discretionary option is exercised; or (b) at the discretion of the Committee, (i) by delivery of already owned Common Stock of the Company or by withholding Common Stock otherwise deliverable upon exercise of the non-discretionary option, or (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of stock and deliver all or a portion of the proceeds to the Company in payment for the stock, or (iii) any combination of the foregoing (including cash).

      Transferability. Non-discretionary stock options granted to Non-Employee Directors shall be transferable to the extent permitted by the option agreement covering the option subject to any restrictions on transfer that may be imposed by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b- 3").

      Vesting. Each Initial Grant shall vest and become exercisable in equal monthly installments over a period of four years from the date of grant. Each Subsequent Grant shall vest and become exercisable in equal monthly installments over a period of one year from the date of grant.

EFFECT OF CERTAIN CORPORATE EVENTS

      If any change is made in the Common Stock subject to the Option Plan, or subject to any option granted under the Option Plan through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)) or other change in the capital structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not increase the benefits to the individual, including adjustments to the number and kind of shares and the price per share subject to outstanding options.

AMENDMENT OF PLAN AND GRANTS

      The Board at any time, and from time to time, may amend the Option Plan. However, no amendment will be effective without the consent of shareholders then sufficient to approve the Option Plan in the first instance where the


                                       9.

amendment will increase the maximum number of shares that may be made subject to stock options issued under the Option Plan or change the designation or class of persons eligible to receive incentive stock options under the Option Plan.

TERMINATION OF PLAN

      The Board may suspend or terminate the Option Plan at any time or from time to time. Unless sooner terminated by the Board, the Option Plan will terminate on September 27, 2005.

FEDERAL INCOME TAX INFORMATION

      Incentive Stock Options. Options granted under the Option Plan which are designated as incentive stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under
Section 422 of the Code.

      There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

      If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or loss, upon a disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase rights or who are subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16").

      To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

      Nonqualified Stock Options. Options granted under the Option Plan which are not designated as incentive stock options are "nonqualified stock options" and generally have the following federal income tax consequences:

      There are no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16.

      Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted under the Option Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

      Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of this deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that the option is


                                      10.

granted by a compensation committee comprised solely of "outside directors" and either: (i) the stock option plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period, the per-employee limitation is approved by the shareholders and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and the option is approved by shareholders. Stock options granted under the Plan are intended to qualify for the exemption for performance-based compensation.


                                      11.

                                   PROPOSAL 3

          APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

      In September 1995, the Board adopted, and the shareholders subsequently approved, the 1995 Employee Stock Purchase Plan (the "Purchase Plan"). As a result of a series of amendments, as of September 30, 2001, there were 750,000 shares of the Company's Common Stock reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" under Section 423(b) of the Code. At September 30, 2001, an aggregate of 423,659 shares had been issued under the Purchase Plan and only 326,341 shares remained available for the grant of future rights under the Purchase Plan.

      On October 23, 2001, the Board approved an amendment to the Purchase Plan to increase the number of shares authorized for issuance under the Purchase Plan by 250,000 shares from 750,000 shares to 1,000,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

      During the last fiscal year, shares were purchased under the Purchase Plan at the weighted average price of $20.21 per share in the following amounts:
Vincent F. Sollitto 403 shares and Richard L. Dissly 1,364 shares, all current executive officers as a group 4,000 shares, and all employees (excluding executive officers) as a group 37,892 shares.

      Shareholders are requested in this Proposal 3 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the meeting will be required to approve the Purchase Plan, as amended. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

The material features of the Purchase Plan, as amended, are outlined below:

PURPOSE

      The Purchase Plan was adopted to provide a means by which employees of the Company (and any subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" as that term is defined in Section 423(b) of the Internal Revenue Code.

ADMINISTRATION

      The Purchase Plan may be administered by the Board or by a committee of the Board (the "Committee"). The Board has delegated the administration of the Purchase Plan to the Committee. The Committee has, in connection with the administration of the Purchase Plan, the powers possessed by the Board. As used herein with respect to the Purchase Plan, the "Board" refers to such Committee as well as to the Board itself.

      The Board has the power to construe, interpret and apply the terms of the Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the plan in such a manner as shall comply with Rule 16b-3, as amended.

PURCHASE PERIODS

      The Purchase Plan is implemented by a series of overlapping or consecutive purchase periods (the "Purchase Period"). The maximum duration of any Purchase Period shall be twenty-seven (27) months. An accrual period is a period of approximately six (6) months, commencing on February 1 and August 1 of each year and terminating the following July 31 or January 31, respectively (an "Accrual Period").

      An employee who participates in the Purchase Plan is granted a separate option to purchase shares of Common Stock for each Purchase Period in which he or she participates. The option is granted on the first day of the Purchase Period and is automatically exercised in successive installments on the last day of each Accrual Period ending within the


                                      12.

Purchase Period (the "Exercise Date"). An employee may participate in only one Purchase Period at a time. In the event that the fair market value of the Company's Common Stock is less than the fair market value of the Company's Common Stock on the first day of the first Accrual Period within the Purchase Period, the Purchase Period shall be terminated and the employee shall be enrolled automatically in the new Purchase Period that has its first Accrual Period commencing on that date, provided the employee is eligible to participate in the Purchase Plan on that date and has not elected to terminate participation in the Purchase Plan.

SHARES SUBJECT TO THE PLAN

      Pursuant to the October 23, 2001 amendment, the Common Stock that may be sold pursuant to awards under the Purchase Plan shall not exceed in the aggregate one million (1,000,000) shares of the Company's Common Stock.

ELIGIBILITY

      Rights to purchase stock may be granted under the Purchase Plan only to employees who are employed by the Company and whose customary employment is at least twenty (20) hours per week and at least five (5) months per calendar year.

      An eligible employee may be granted rights under the Purchase Plan only if such rights, together with any other rights granted under all such employee stock purchase plans of the Company or any affiliate do not permit such employee's rights to purchase stock of the Company or any subsidiary to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time. No rights may be granted under the Purchase Plan to any person who, immediately following such grant, would own stock or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company.

TERMS OF RIGHTS

      Rights; Purchase Price. On the first day of each Purchase Period, each eligible employee participating in such Purchase Period shall be granted the right to purchase up to the number of shares of Common Stock purchasable with a percentage not exceeding 10% of such employee's compensation during each Accrual Period in the Purchase Period. The maximum number of shares which may be purchased by any employee in any Accrual Period shall be 5,000 shares. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Purchase Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase.

      The purchase price per share of Common Stock acquired pursuant to rights granted under the Purchase Plan will not be less than the lesser of (i) 85% of the fair market value of a share of Common Stock on the first day of the Purchase Period or (ii) 85% of the fair market value of a share of Common Stock on the Exercise Date.

      Transferability. Rights granted under the Purchase Plan are nontransferable except by will or the laws of descent and distribution and may be exercised only by the person to whom such rights are granted while that person is still alive.

      Exercise. On each Exercise Date, a participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted pursuant to the terms of the Purchase Plan. No fractional shares will be issued upon the exercise of rights granted under the Purchase Plan. Any accumulated payroll earnings remaining in a participant's account after the purchase of the number of whole shares purchasable in an amount less than is required to purchase one whole share on the final Exercise Date will be held in the participant's account for the purchase of shares on the next Exercise Date under the Purchase Plan, unless the participant withdraws from the Purchase Period or is no longer eligible to be granted rights under the Purchase Plan, in which case such amount shall be distributed to the participant after the final Exercise Date, without interest.

      Participation; Withdrawal; Termination. An eligible employee may become a participant in a Purchase Period by delivering a subscription agreement to the Company authorizing payroll deductions of up to 10% of such employee's earnings during the Purchase Period to the Company's payroll office at least fifteen (15) business days prior to the Enrollment Date or as specified by the Board for such Purchase Period. Payroll deductions made for a participant shall be credited to an account for such participant under the Purchase Plan. A participant may (a) reduce payroll deductions during


                                      13.

the Purchase Period, or (b) increase payroll deductions for a future Purchase Period by filing a new subscription agreement with the Company.

      A participant may withdraw all but not less than all the payroll deductions credited to his/her account and not yet used to exercise his/her option under the Purchase Plan at any time by giving written notice to the Company. All of the participant's payroll deductions credited to his/her account will be paid to such participant promptly after receipt of notice of withdrawal, such participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the participant delivers to the Company a new subscription agreement.

      Upon a participant's ceasing to be an employee for any reason or upon termination of a participant's employment relationship, the payroll deductions credited to such participant's account during the Purchase Period but not yet used to exercise the option will be returned to such participant or, in the case of his/her death, to the person or persons entitled thereto, and such participant's option will be automatically terminated.

DURATION, AMENDMENT AND TERMINATION

      The Board may suspend or terminate the Purchase Plan at any time, provided that except as described under "Effect of Certain Corporate Events," no such amendment or termination can adversely affect options previously granted, except that a Purchase Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

      Notwithstanding the foregoing, without shareholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's earnings, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Purchase Plan.

EFFECT OF CERTAIN CORPORATE EVENTS

      If there is any change in the stock subject to the Purchase Plan or subject to any options granted under the Purchase Plan (through stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company (not including conversions of convertible securities)), the Purchase Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

      In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation, in which the Company will not be the surviving corporation (other than a reorganization effectuated primarily to change the state in which the Company is incorporated), or a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the person or persons holding those securities immediately prior to the transfer, then any successor corporation or parent or subsidiary of such successor corporation shall assume such outstanding options or substitute equivalent options for those outstanding under the Purchase Plan, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date (the "New Exercise Date").


                                      14.

FEDERAL INCOME TAX INFORMATION

      Participation in the Purchase Plan is intended to qualify for the favorable federal tax treatment accorded "employee stock purchase plans" under
Section 423 of the Code. Under these provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the shares acquired and the method of taxation will depend upon the holding period of the purchased shares.

      If the stock is disposed of at least two years after the beginning of the Purchase Period and at least one year after the stock is transferred to the participant, the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the Purchase Period over the exercise price (determined as of the beginning of the Purchase Period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

      If the stock is sold or disposed of before the expiration of either of the holding periods described above, the excess of the fair market value of the stock on the Exercise Date over the exercise price will be treated as ordinary income at the time of such disposition. Even if the stock is later disposed of for less than its fair market value on the Exercise Date, the same amount of money is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Exercise Date.

      Any capital gain or loss recognized by a participant upon the disposition of stock acquired under the Purchase Plan will be long-term or short-term, depending on how long the stock is held.

      There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent such amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness, the provisions of 162(m) of the Code and the satisfaction of a tax reporting obligation).


                                      15.

                                   PROPOSAL 4

       APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      On October 23, 2001 the Board adopted, subject to shareholder approval, an amendment to the Company's Articles of Incorporation to increase the Company's authorized number of shares of Common Stock from 20,000,000 shares to 30,000,000 shares. As amended, Article III, Section A of the Company's Articles of Incorporation shall read in its entirety as follows:

            A. Classes of Stock. The corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock", respectively. The number of shares of Preferred Stock authorized to be issued is 5,000,000 and the number of shares of Common Stock authorized to be issued is 30,000,000.

      The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock and Series A1 Preferred Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Articles of Incorporation with the Secretary of State of the State of California.


      In addition to the 13,884,354 shares of Common Stock (including 152,391 shares represented by shares of IPS Exchangeable Stock) outstanding at September 30, 2001, the Board has reserved 2,648,182 shares for issuance upon exercise of options and rights granted under the Company's stock option and stock purchase plans, and up to approximately 50,051 shares of Common Stock which may be issued upon exercise of warrants currently held by Sprott Securities, Inc. and Leader Technologies LTD.


      Although at present the Board has no other plans to issue the additional shares of Common Stock, it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products.

      The additional shares of Common Stock that would become available for issuance if the proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board could adopt a "poison pill" which would, under certain circumstances related to an acquisition of shares not approved by the Board, give certain holders the right to acquire additional shares of Common Stock at a low price, or the Board could strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized Common Stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

      The affirmative vote of the holders of both a majority of the shares of the Common Stock and a majority of the shares of Common Stock and Series A1 Preferred Stock (based on the number of exchangeable shares of Image Processing Systems, Inc. outstanding as of the record date) voting together, will be required to approve this amendment to the Company's Articles of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.


                                      16.

                                   PROPOSAL 5

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2002 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended September 30, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Shareholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Ernst & Young LLP. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

      AUDIT FEES. During the fiscal year ended September 30, 2001, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements was $248,000.

      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were billed by Ernst & Young LLP for the fiscal year ended September 30, 2001 for financial information systems design and implementation.

      ALL OTHER FEES. During fiscal year ended September 30, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit or financial information systems design and implementation was $373,000.

      The Audit Committee has determined the rendering of non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.


                                      17.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company's Common Stock as of September 30, 2001 by: (i) each director;
(ii) each of the executive officers named in the Summary Compensation Table;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

BENEFICIAL OWNER(1)                                             NUMBER   PERCENT
                                                                ------   -------
RS Investments, LLC. (2)
388 Market Street #200
San Francisco, CA 94111 ....................................   1,079,000   7.77%

Systematic Financial Management, L.P.
300 Frank W. Burr Blvd. Glennpoint E., 7th Floor
Teaneck, NJ 07666 ..........................................     738,874   5.32%

Vincent F. Sollitto(3) .....................................     246,577   1.75%
Richard L. Dissly(4) .......................................      52,963      *
Steve Song(5) ..............................................       7,209      *
Jeffrey A. Hawthorne(6) ....................................      57,920      *
Bruce P. Delmore(7) ........................................      60,566      *
E. Floyd Kvamme(8) .........................................      33,053      *
Barry L. Cox(9) ............................................       4,583      *
Malcolm J. Thompson(10) ....................................      21,250      *
Michael J. Kim(11) .........................................       9,583      *
Richard P. Beck(12) ........................................       7,083      *
All executive officers and directors as a group
(14 persons)(13) ...........................................     564,952   3.94%

* Represents less than 1%.

(1) This table is based upon information supplied by financial service companies, officers, directors, principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 13,884,354 shares of the Company's Common Stock (including 152,391 shares represented by shares of IPS Exchangeable Stock) outstanding on September 30, 2001.

(2) Includes 690,500 shares owned by RS Emerging Growth Fund (Mutual Fund), 47,250 shares in portfolios managed by RS Investment Management, Inc., 315,850 shares in portfolios managed by RS Investment Management, L.P. and 16,400 shares in portfolios managed by RS Growth Group LLC.

(3) Includes 196,839 shares subject to stock options held by Mr. Sollitto exercisable within 60 days of September 30, 2001.

(4) Includes 31,694 shares subject to stock options held by Mr. Dissly exercisable within 60 days of September 30, 2001.

(5) Includes 7,209 shares subject to stock options held by Mr. Song exercisable within 60 days of September 30, 2001.

(6) Includes 52,747 shares subject to stock options held by Mr. Hawthorne exercisable within 60 days of September 30, 2001.


                                      18.

(7) Includes 59,299 shares subject to stock options held by Mr. Delmore exercisable within 60 days of September 30, 2001.

(8) Includes 9,583 shares subject to stock options held by Mr. Kvamme exercisable within 60 days of September 30, 2001.

(9) Includes 4,583 shares subject to stock options held by Mr. Cox exercisable within 60 days of September 30, 2001.

(10) Includes 21,250 shares subject to stock options held by Dr. Thompson exercisable within 60 days of September 30, 2001.

(11) Includes 9,583 shares subject to stock options held by Mr. Kim exercisable within 60 days of September 30, 2001.

(12) Includes 7,083 shares subject to stock options held by Mr. Beck exercisable within 60 days of September 30, 2001.

(13) Includes 462,829 shares which certain executive officers, directors and principal shareholders of the Company have the right to acquire within 60 days of September 30, 2001, pursuant to outstanding options.


                                      19.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

      Each non-employee director of the Company is entitled to receive a per meeting fee of $2,000 plus $500 for each committee meeting attended by the committee member. No director elected to forego cash compensation for service as a non-employee director of the Company during the last fiscal year. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy. In the fiscal year ended September 30, 2001, the total compensation paid to non-employee directors was $85,500.

      Each non-employee director of the Company is entitled to receive an option to purchase 20,000 shares of the Company's Common Stock upon the initial election to the Company's Board. Immediately following each annual meeting of the Company's shareholders, each non-employee director of the Company is automatically granted an option to purchase an additional 2,500 shares of the Company's Common Stock, provided such non-employee director has provided services to the Company for at least one year. During the last fiscal year, the Company granted options covering an aggregate 12,500 shares in the individual amounts of 2,500 shares to each of Messrs. Beck, Cox, Kim, Kvamme and Thompson at an exercise price of $16.88 per share. Options granted during the last fiscal year had exercise prices equal to 100% of the fair market value on the date of grant (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of September 30, 2001, two options had been exercised by non-employee directors for an aggregate of 13,300 shares.


                                      20.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows for the fiscal years ended September 30, 1999, 2000 and 2001, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at September 30, 2001 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE


                                                                                         Long Term
                                               Annual Compensation                      Compensation
                                 --------------------------------------------------   ----------------
                                                                                         Securities
                                                                     Other Annual        Underlying
Name and Principal Position      Year   Salary ($)     Bonus ($)   Compensation ($)      Options (#)
------------------------------   ----   ----------     ---------   ----------------   ----------------
Vincent F. Sollitto...........   2001      273,179       226,200              --              50,000
Chief Executive Officer          2000      272,117       165,000              --              40,000
and President                    1999      215,055        72,496              --              50,000(2)

Steve Song....................   2001      156,013            --         181,773(1)           12,500
Vice President, Sales            2000      155,409            --         160,398(1)           17,500
                                 1999      135,366            --         110,068(1)           30,000

Bruce P. Delmore..............   2001      185,447        57,630             --               15,000
Vice President, President,       2000      170,604        10,000             --                   --
Electronics Division             1999       95,767(3)     10,000              --              95,000

Richard L. Dissly.............   2001      182,616        62,715             --               15,000
Chief Financial Officer          2000      183,288        56,750              --              20,000
                                 1999      151,728            --              --              80,000

Jeffrey A. Hawthorne..........   2001      172,919        62,715              --              20,000
Vice President, President,       2000      183,283        46,750              --              30,000
Image Processing Systems         1999      169,289        24,000              --              10,000(2)
Division


(1)   Represents commissions paid.

(2) Net of cancelled and repriced options. In November 1998, optionholders were allowed to replace outstanding options with new options priced at $4.50 per share if they agreed (1) to receive fewer options per a conversion formula, (2) that replacement options could not be exercised for a 6 month period and (3) that the replacement options would have 6 months added to the vesting schedule that applied to the original outstanding options.


(3) Mr. Delmore became Vice President of Marketing and Business Development in August 1999 and became Vice President, President Electronics Division in July 2001. Includes consulting fees paid to Mr. Delmore prior to his joining the Company in August 1999. His annualized salary for the fiscal year ended September 30, 2001 was approximately $170,040.


STOCK OPTION GRANTS AND EXERCISES

      The Company grants options to its executive officers under its Option Plan and 2001 PDI Plan. As of September 30, 2001, options to purchase a total of 1,737,971 shares were outstanding under the Option Plan and 2001 PDI Plan and options to purchase 239,984 shares remained available for grant thereunder.

      The following tables show for the fiscal year ended September 30, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:


                                      21.

OPTION GRANTS IN LAST FISCAL YEAR

                                 Individual Grants
                           -----------------------------
                            Number of      Percentage of                                Potential Realizable Value
                           Securities      Total Options                                at Assumed Annual Rates of
                           Underlying        Granted to     Exercise or                Stock Price Appreciation for
                             Options        Employees in    Base Price    Expiration          Option Term (2)
Name                       Granted (#)    Fiscal Year (1)     ($/SH)         Date         5% ($)          10%($)
------------------------   -----------    ---------------   -----------   ----------   ----------------------------
Mr. Sollitto ...........     50,000              4.68%        $ 16.88      1/8/2011    $ 530,629.84   $1,344,720.20
Mr. Song................     12,500              1.17%        $ 16.88      1/8/2011    $ 132,657.46   $  336,180.05
Mr. Delmore.............     15,000              1.40%        $ 16.88      1/8/2011    $ 159,188.95   $  403,416.06
Mr. Dissly..............     15,000              1.40%        $ 16.88      1/8/2011    $ 159,188.95   $  403,416.06
Mr. Hawthorne...........     20,000              1.87%        $ 16.88      1/8/2011    $ 212,251.94   $  537,888.08

(1) Based upon options to purchase 1,069,228 shares granted under all of the Company's stock option plans during the fiscal year ended September 30, 2001.

(2) The potential realizable value is calculated based on the term of the option at its time of grant, ten years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                             Number of Securities       Value of Unexercised
                                Shares                      Underlying Unexercised     In-the Money Options at
                              Acquired on      Value        Options at FY-End (#)            FY-End ($)
           Name              Exercise (#)   Realized ($)  Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------   ------------   ------------  -------------------------   -------------------------
Mr. Sollitto..............           --              --        191,239/80,601          $     3,149,716/610,455
Mr. Song..................       17,318     $   475,103          4,729/32,453          $        25,389/262,717
Mr. Delmore...............           --              --         54,899/55,101          $       694,488/568,262
Mr. Dissly................        6,705     $   135,389         27,094/49,001          $       315,910/547,946
Mr. Hawthorne.............           --              --         49,947/39,402          $       643,025/185,628

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

      Each of Messrs. Sollitto, Dissly and Hawthorne is party to an agreement which provides certain severance and other benefits in the event of a termination of such person's employment with the Company following a change of control of the Company. In the event of a termination of such officer's employment (other than a voluntary termination by the officer or a termination for cause) that occurs within up to fifteen (15) months of a change in control of the Company, the officer is entitled to between six (6) months and fifteen
(15) months of severance payments and benefits depending upon the timing of such termination and the officer's obtaining alternative employment following termination. Upon such change of control, each officer's options under the Option Plan become fully exercisable if his employment is to terminate as of the closing of the change of control. If such officer's employment is to continue following a change of control, vesting of his options is accelerated by two (2) years as of the closing of the change of control. Under these agreements, severance benefits consist of a continuation of the officer's base salary and non-discretionary bonuses, if any, during the applicable severance period and of his medical, health and other insurance benefits.


                                      22.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report on Form 4, covering one transaction in September 2001 was filed late by Mr. Hawthorne.

                              CERTAIN TRANSACTIONS

      At September 30, 2001, the Company had a loan outstanding in the principal amount of $250,000 to Mr. Delmore who is an executive officer of the Company. Such loan was entered into in March 5, 2001 for the purpose of providing housing assistance to Mr. Delmore. Such loan is evidenced by a full recourse promissory note secured by shares of the Company's Common Stock owned by Mr. Delmore. The annual interest rate on such loan is 7%.

      On July 16, 2001, the Company cancelled outstanding loans in the aggregate principle amount of $567,000, owed by Jon Hopper, who was the former President of Intelligent Reasoning Systems, Inc. ("IRSI") and is currently an executive officer of the Company. Each of such loans was entered into in January 28, 2000 and December 17, 2000 for the purpose of exercising options to purchase 1,775,000 shares of IRSI Common Stock. In connection with the acquisition of IRSI by the Company on July 16, 2001, the Company agreed to employ Mr. Hopper as an executive officer of the Company and cancel the outstanding loans. The annual interest rate on such loans was 9.5%.

      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under California law and the Company's Bylaws.


                                      23.

                    REPORT OF THE COMPENSATION COMMITTEE (1)

      During fiscal 2001, the Compensation Committee of the Board (the "Compensation Committee") consisted of Messrs. Kvamme, Kim and Cox, the former of whom serves as Chairman of the Committee and none of whom is an officer or an employee of the Company. The Compensation Committee evaluates the performance of the Company's President and Chief Executive Officer ("CEO"), reviews the performance of other executive officers and reviews and approves or recommends to the Board compensation levels, policies and programs.

GENERAL COMPENSATION POLICY

      Compensation Philosophy. The Compensation Committee believes that the Company's overall compensation program should relate to creating shareholder value. Accordingly, the compensation program is designed to attract and retain talented executives and technical personnel, to reward achievement of the Company's short-term and long-term performance goals, to link executive compensation to shareholder interests through equity-based plans, and to recognize and reward individual contributions to operating group and Company-wide performance objectives.

      Components of Executive Compensation. During fiscal 2001, compensation for the Company's executive officers consisted of base salary, participation in an annual incentive compensation program and longer-term equity incentives. The Compensation Committee calibrated each component to a competitive market position based on executive compensation surveys and reports, third party compensation specialists and other relevant information. The Company also offers to its executive officers participation (with all other eligible employees of the Company) in its 401(k) Plan, and certain other benefits available generally to employees of the Company.

CASH-BASED COMPENSATION

      Base Salary. The Compensation Committee determines the base salary of the President and CEO and reviews and approves base salaries for each of the Company's other executive officers annually in connection with annual performance reviews. In adjusting base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee neither bases its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other Company executives. Generally, in approving salary adjustments for executive officers (other than the President and CEO), the Compensation Committee considers the evaluation and recommendations of the Company's President and CEO.

      The Compensation Committee reviews an independent survey of compensation of executive officers of other high technology companies to enable it to set base salaries based on each executive officer's level of responsibility and within the parameters of companies of comparable size in the Company's industry. The survey includes a broader group of technology companies than those companies included in the Chase H&Q Technology Index used in the performance measurement comparison graph included in this proxy statement.

      Generally, base salaries paid to executive officers for fiscal 2001 were set at levels equal to approximately the average of salaries paid to executives under the independent survey. This is consistent with the Compensation Committee's objective of attracting and retaining executives whose skills and potential rank above the norm.

      During fiscal 2001, consistent with the principles discussed in the prior paragraph, the Compensation Committee approved an average salary adjustment for non-CEO executive officers of 0.6%. In addition to individual and corporate performance, the factors considered include relative salaries and responsibilities in the Company, factors such as inflation and the competitive environment relative to other technology companies, independent survey data, number of years with the Company and anticipated future responsibilities of each individual within the next year.

      Annual Incentive Compensation Opportunities. The Company maintains annual incentive compensation programs to reward executive officers and other selected senior management and technical personnel for attaining defined performance goals. The programs are designed to attract and motivate employees, and they are closely tied to corporate performance to enhance shareholder value and encourage profit and revenue growth. For executive officers, incentive compensation payments are based primarily on Company-wide performance targets. For selected senior management and technical personnel, Company-wide performance is a factor, and significant weight also is given to individual performance and the performance of particular operating groups within the Company.

      Executive Incentive Compensation. In 2001, the Compensation Committee approved an executive incentive compensation program based on performance results for fiscal 2001, in which all officers, including the President and


                                      24.

CEO, participated. This program determined incentive compensation payments by application of a formula which takes into account the Company's (i) bookings,
(ii) revenue, (iii) gross margin and (iv) earnings per share for the year. The Compensation Committee weighted each of the elements equally. Individual performance factors may also be taken into account to modify the potential incentive compensation payment calculated under the formula. Based on the Company's performance in each of the four categories for fiscal 2001, Mr. Sollitto was awarded an incentive payment of 83% of his fiscal year 2001 base salary, while other executive officers participating in the program for fiscal 2001 were awarded incentive payments equal to 35% of their respective fiscal year 2001 base salaries.

      Key Employee Incentive Compensation. During fiscal 2001, certain other senior management and technical personnel participated in a key employee incentive compensation program. Under the program, incentive compensation payments were based upon corporate performance targets (which were consistent with those applicable to the executive incentive compensation program), the performance of particular operating groups and individual performance.

EQUITY INCENTIVES

      The Company utilizes its Option Plan and 2001 PDI Plan, as amended, to further align the interests of shareholders and management by providing executive officers and other employees with a significant economic interest in the long-term appreciation of the Company's stock. Generally, options under the Option Plan and 2001 PDI Plan, as amended, are granted with exercise prices set at 100% of the fair market value of the underlying stock on the date of grant and have a term of ten years.

      Options are subject to vesting over fifty months which is designed to motivate option holders to achieve stated objectives, thereby aiding the Company's efforts to maximize revenue and profit together with shareholder value, and to remain with the Company for the long-term. In determining the number of shares subject to an option to be granted to an executive officer, the Compensation Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer's overall compensation arrangements, including stock options, although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee may grant options taking into account multiple year periods. In fiscal 2001, based on the factors described above, the Compensation Committee granted options to purchase 215,316 shares of Common Stock to executive officers of the Company.

      Additional long-term equity incentives are provided through the Company's Employee Stock Participation Plan in which all eligible employees, including eligible executive officers of the Company, may purchase stock of the Company, subject to specified limits, at 85% of fair market value.

CEO COMPENSATION

      The Compensation Committee uses the same procedures described above in setting the salary and equity awards for Vincent F. Sollitto, the Company's Chief Executive Officer and President. Mr. Sollitto's compensation package for fiscal 2001 consisted of an annual base salary of $273,179, participation in the Company's executive incentive compensation program and a stock option grant. Under the executive incentive compensation program, Mr. Sollitto received an incentive payment of $226,200.

      To provide Mr. Sollitto with longer-term equity incentives, the Compensation Committee awarded Mr. Sollitto options to purchase an aggregate of 50,000 shares of the Company's Common Stock pursuant to the Option Plan and 2001 PDI Plan, as amended.

                                        THE COMPENSATION COMMITTEE


                                                E. FLOYD KVAMME
                                                BARRY L. COX
                                                MICHAEL J. KIM

(1) This section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                      25.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON (1)

The following graph shows the total shareholder return of an investment of $100 in cash on September 30, 1996 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the JP Morgan H & Q Technology Index. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year:

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
       AMONG PHOTON DYNAMICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE JP MORGAN H & Q TECHNOLOGY INDEX

                                [CHART OMITTED]

  [The following table was depicted by a line chart in the printed material.]

                                                     Cumulative Total Return
                              -----------------------------------------------------------------------
                                    9/96        9/97        9/98        9/99        9/00        9/01
PHOTON DYNAMICS, INC.             100.00      104.39       40.35      294.74      529.82      324.91
NASDAQ STOCK MARKET (U.S.)        100.00      137.27      139.44      227.82      302.47      123.64
JP MORGAN H & Q TECHNOLOGY        100.00      149.10      138.53      266.83      434.45      144.15

* $100 INVESTED ON 9/30/1996 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

(1) This section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.


                                      26.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors



                                        /s/ Richard L. Dissly


                                        RICHARD L. DISSLY
                                        Secretary


December 13, 2001


      A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2001 is available without charge upon written request to: Corporate Secretary, Photon Dynamics, Inc. 6325 San Ignacio Avenue, San Jose, California 95119.


                                      27.

                                   APPENDIX A

                              Photon Dynamics, Inc.

                             Audit Committee Charter

Composition:

The audit committee shall be composed of three or more directors, as determined by the board of directors, each of whom shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, and at least one of whom shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities; provided, however, that if determined by the board of directors, one member need not be independent if such director otherwise meets the requirements set forth in NASD Rule 4350(d)(2)(B). Unless the board of directors designates a chair, the committee members may appoint their own majority vote.

Responsibilities

      1. Recommend to the board of directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the board of directors and the audit committee, as representatives of the stockholders.

      2. Receive written statements from the independent auditors delineating all relationships between the independent auditors and the company consistent with Independence Standards Board Standard No. 1, and consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence, and if so determined by the Audit Committee, recommend that the board of directors take appropriate action to oversee the independence of the auditors.

      3. Review the annual financial statements with management and the independent auditors prior to their filing with the Securities and Exchange Commission. Review the management letter delivered by the independent auditor in connection with the audit.

      4. Meet quarterly with management and the independent auditors to discuss the quarterly financial statements prior to the filing of the Form 10Q; provided that this responsibility may be delegated to the chairman of the audit committee.

      5. In consultation with the independent auditors review the integrity of the company's financial reporting processes, both internal and external. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

      6. Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

      7. Review significant changes to the company's accounting principles and practices proposed by the independent auditor and or the company.

      8. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

      9. Report to the board of directors on any significant matters arising from the committee's work.

      10. Review the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

      11.   Review and update this charter annually, or as conditions dictate.

      12. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the committee or the board deems necessary or appropriate.

                                   DETACH HERE                            ZPDI22

                                     PROXY

                              PHOTON DYNAMICS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 21, 2002

The undersigned hereby appoints Vincent F. Sollitto and Richard L. Dissly and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Photon Dynamics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Photon Dynamics, Inc. to be held at the offices of the Company at 17 Great Oaks Blvd., San Jose, California on Monday, January 21, 2002, at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
    SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
-----------                                                          -----------

PHOTON DYNAMICS, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

-----------------
Vote by Telephone
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------------------------------------------------
Follow these four easy steps:

  1.    Read the accompanying Proxy Statement/Prospectus and Proxy Card.

  2.    Call the toll-free number
        1-877-PRX-VOTE (1-877-779-8683).

  3. Enter your Voter Control Number located on your Proxy Card above your name.

  4.    Follow the recorded instructions.

--------------------------------------------------------------------------------

Your vote is important!
Call 1-877-PRX-VOTE anytime!

----------------
Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
Follow these four easy steps:

  1.    Read the accompanying Proxy Statement/Prospectus and Proxy Card.

  2.    Go to the Website
        http://www.eproxyvote.com/phtn

  3. Enter your Voter Control Number located on your Proxy Card above your name.

  4.    Follow the instructions provided.

--------------------------------------------------------------------------------

Your vote is important!
Go to http://www.eproxyvote.com/phtn anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

                                  DETACH HERE                             ZPDI21

    Please mark
|X| votes as in
    this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2, 3, 4 AND 5.

1. To elect directors whether by cumulative voting or otherwise, to serve for the ensuing year and until their successors are elected.

   Nominees: (01) Vincent F. Sollitto, (02) E. Floyd Kvamme,
             (03) Barry L. Cox, (04) Michael J. Kim,
             (05) Malcolm J. Thompson and (06) Richard P. Beck.

                           FOR |_|       |_| WITHHELD

              |_| ______________________________________
                  For all nominees except as noted above

2. To approve the Company's 1995 Stock Option           FOR   AGAINST   ABSTAIN
   Plan, as amended, to increase the aggregate number   |_|     |_|       |_|
   of shares of Common Stock authorized for issuance under such plan by 400,000 shares.

3. To approve the Company's 1995 Employee Stock         FOR   AGAINST   ABSTAIN
   Purchase Plan, as amended, to increase the           |_|     |_|       |_|
   aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares.

4. To approve an amendment to the Company's
   Articles of Incorporation, to increase the           |_|     |_|       |_|
   authorized number of shares of Common Stock from 20,000,000 shares to 30,000,000 shares.

5. To ratify the selection of Ernst & Young LLP as
   independent auditors of the Company for its fiscal   |_|     |_|       |_|
   year ending September 30, 2002.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.


Signature: ____________________________   Date: ________________


Signature: ____________________________   Date: ________________

                              Photon Dynamics, Inc.

                    Notice to Holders of Exchangeable Shares
                         of Photon Dynamics Canada Inc.
                    (formerly Image Processing Systems Inc.)

      Our records show that you own exchangeable shares (the "Exchangeable Shares") of Photon Dynamics Canada Inc. (formerly Image Processing Systems Inc.), a Canadian company. The Exchangeable Shares provide you with economic and voting rights that are substantially equivalent to those of Photon Dynamics, Inc. common stock shareholders, including the right to attend the annual meeting of the shareholders of Photon Dynamics, Inc. to be held on January 21, 2002 (the "Meeting"). You have voting rights as described below equal to the number of Exchangeable Shares you hold. You are entitled to instruct Computershare Trust Company of Canada, as trustee (the "Trustee") under (and subject to the terms of) a Voting and Exchange Trust Agreement (the "Agreement"), as to how the Trustee is to vote at any meeting of Photon Dynamics, Inc. common stock shareholders. If your voting instructions are not received by the Trustee, the Trustee will not have any voting rights for your shares and your voting rights will not be exercised. Alternatively, you may instruct the Trustee to give you or your designee a proxy to exercise personally the voting rights. To instruct the Trustee as to how you wish to exercise your voting rights, you must complete, sign, date and return the enclosed instruction card to the Trustee by 5:00 p.m., Toronto time, on January 17, 2002. Whether or not you plan to attend, please sign, date and return your voting instruction card in the envelope provided in order to make sure that your shares will be represented at the Meeting.

      You have the right to revoke any instructions to the Trustee by giving written notice of revocation to the Trustee or by executing and delivering to the Trustee a later-dated instruction. Execution and delivery to the Trustee of a later-dated instruction will also be effective to amend previously submitted instructions. No notice of revocation or later-dated instruction, however, will be effective unless received by the Trustee prior to 5:00 p.m., Toronto time, on January 17, 2002.

      To enable you to provide instructions, we are enclosing the proxy statement of Photon Dynamics, Inc. in respect of the Meeting. Exchangeable Shares are exchangeable on a one-for-one basis for Photon Dynamics, Inc. common stock (subject to adjustment as provided for in the terms and conditions of the Exchangeable Shares) and holders of Exchangeable Shares are entitled to receive dividends from Photon Dynamics, Inc. equivalent on a per-share basis to any dividends paid on Photon Dynamics, Inc. common stock. The value of the Exchangeable Shares is thus dependent on the assets and operations of Photon Dynamics, Inc. Consequently, the only financial information relevant to a holder of Exchangeable Shares is financial information relating to Photon Dynamics, Inc. Because of the attributes of the Exchangeable Shares, no meeting of the holders of Exchangeable Shares will be held. For these reasons, the material being provided to you in connection with the Meeting is solely related to Photon Dynamics Inc. and is not in relation to Photon Dynamics Canada Inc. Enclosed in this package is Photon Dynamics, Inc.'s Annual Report for 2001 and we urge you to read it carefully.

San Jose, California
December 13, 2001


                                       1.

                              Photon Dynamics, Inc.

                             VOTING INSTRUCTION CARD

                          DIRECTION GIVEN BY HOLDERS OF
               EXCHANGEABLE SHARES OF PHOTON DYNAMICS CANADA INC.
                           FOR THE 2001 ANNUAL MEETING
                    OF SHAREHOLDERS OF PHOTON DYNAMICS, INC.

      The undersigned, a registered holder of exchangeable shares (the "Exchangeable Shares") of Photon Dynamics Canada Inc. (formerly Image Processing Systems Inc.), having read the Notice of Annual Meeting (the "Meeting") of shareholders of Photon Dynamics, Inc. (the "Company") to be held at the offices of the Company at 17 Great Oaks Blvd., San Jose, California, on Monday, January 21, 2002, at 10:00 a.m., the related Proxy Statement, the Company's Annual Report for 2001 and the accompanying Notice to Holders of Exchangeable Shares dated December 13, 2001, receipt of each of which is hereby acknowledged, does hereby instruct and direct Computershare Trust Company of Canada (the "Trustee"), pursuant to the provisions of the Voting and Exchange Trust Agreement (the "Agreement") dated December 22, 2000, among the Company, Photon Dynamics Nova Scotia Company, Photon Dynamics Canada Inc. and the Trustee, as follows:

      PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW, THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ITEMS 1, 2, 3, 4 AND 5 BELOW AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING TO VOTE IN ITS DISCRETION.

                        (Please select one of A, B or C)

A     |_|   Exercise or cause to be exercised, whether by proxy given by the
            Trustee to a representative of the management of the Company or otherwise, the undersigned's voting rights at the Meeting, or any postponement or adjournment thereof, as follows:

      (Please complete the following only if you have selected Alternative A)

      1. To elect directors, whether by cumulative voting or otherwise, to serve for the ensuing year and until their successors are elected.

      NOMINEES: Vincent F. Sollitto, E. Floyd Kvamme, Barry L. Cox, Michael J. Kim, Malcolm J. Thompson and Richard P. Beck.

            FOR      WITHHELD             |_| __________________________________
            |_|      |_|                  For all nominees except as noted above

      2. To approve the Company's 1995 Stock            FOR    AGAINST   ABSTAIN
      Option Plan, as amended, to increase              |_|      |_|       |_|
      the aggregate number of shares of Common
      Stock authorized for issuance under
      such plan by 400,000 shares.


                                       1.

      3. To approve the Company's 1995 Employee         FOR    AGAINST   ABSTAIN
      Stock Purchase Plan, as amended, to               |_|      |_|       |_|
      increase the aggregate number of shares
      of Common Stock authorized for issuance
      under such plan by 250,000 shares.

      4. To approve an amendment to the Company's       FOR    AGAINST   ABSTAIN
      Articles of Incorporation, to                     |_|      |_|       |_|
      increase the authorized number of shares of Common Stock from 20,000,000 shares to 30,000,000 shares.

      5. To ratify the selection of Ernst & Young       FOR    AGAINST   ABSTAIN
      LLP as independent auditors of the                |_|      |_|       |_|
      Company for its fiscal year ending
      September 30, 2002.

      6. To transact such other business as may properly come before the meeting or any adjournment of postponement thereof.

            (If you have selected Alternative A, please go directly to the signature line at the bottom of the next page.)

B.    |_|   Deliver a proxy card to the undersigned at the Meeting, with respect to all Exchangeable Shares held by the undersigned on the record date for the Meeting so that the undersigned may execute personally the undersigned's voting rights at the Meeting or any postponement or adjournment thereof.

            (If you have selected Alternative B, please go directly to the signature line at the bottom of this page.)

C.    |_|   Deliver a proxy card to ____________________________, at the
            Meeting, as the designee of the undersigned to attend and act for and on behalf of the undersigned at the Meeting, with respect to the Exchangeable Shares held by the undersigned on the record date for the Meeting with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned's voting rights at the Meeting or any postponement or adjournment thereof.

            (If you have selected Alternative C, please go directly to the signature line at the bottom of this page.)


            Signature: ____________________________________   Date: ____________

            Print Name: ___________________________________

            Please date and sign above. If this Voting Instruction Card is not dated, it shall be deemed to be dated on the day which it was mailed to the shareholder. The signature should conform exactly to the name in which the Exchangeable Shares are held. When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such and attach written authorization to act in such capacity. If the Exchangeable Shares are held in a joint account, each joint owner should sign. Voting Instruction Cards must be received by the Trustee, Computershare Trust Company of Canada, Proxy Department, 100 University Avenue, 8th Floor, South Tower, Toronto, Ontario M5J 2Y1.


                                       2.